UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           ---------------------------

                                    FORM 8-K

                           ---------------------------



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): May 28, 1997

                           ---------------------------

                          Commission File No. 33-31810

                           ---------------------------




                        POLARIS AIRCRAFT INCOME FUND VI,
                        A California Limited Partnership


                        State of Organization: California
                   IRS Employer Identification No. 94-3102632
         201 Mission Street, 27th Floor, San Francisco, California 94105
                           Telephone - (415) 284-7400















                       This document consists of 6 pages.

Item 2.

On May 28, 1997, Polaris Investment Management Corporation (the "General Partner" or "PIMC"), on behalf of Polaris Aircraft Income Fund VI (the "Partnership"), executed definitive documentation for the purchase of all of the Partnership's 2 remaining aircraft (the "Aircraft") by Triton Aviation Services VI LLC, a special purpose company (the "Purchaser"). The final closings for the purchase of 1 of the 2 Aircraft had occurred as of June 6, 1997. The Purchaser is managed by Triton Aviation Services, Ltd. ("Triton Aviation"), a privately held aircraft leasing company which was formed in 1996 by Triton Investments, Ltd., a company which has been in the marine cargo container leasing business for 17 years and is diversifying its portfolio by leasing commercial aircraft. Each Aircraft was sold subject to the existing leases.

The General Partner's Decision To Approve The Transaction

In determining whether the transaction was in the best interests of the Partnership and its unitholders, the General Partner evaluated, among other things, the risks and significant expenses associated with continuing to own and remarket the Aircraft (one of which was subject to a lease that was nearing expiration). The General Partner determined that such a strategy could require the Partnership to expend a significant portion of its cash reserves for remarketing and that there was a substantial risk that this strategy could result in the Partnership having to reduce or even suspend future cash distributions to limited partners. The General Partner concluded that the opportunity to sell both the Aircraft at an attractive price would be beneficial in the present market where demand for Stage II aircraft is relatively strong rather than attempting to sell the aircraft over the coming years when the demand for such Aircraft might be weaker. During the months of intense negotiations, GE Capital Aviation Services, Inc. ("GECAS"), which provides aircraft marketing and management services to the General Partner, sought to obtain the best price and terms available for these Stage II aircraft given the aircraft market and the conditions and types of planes owned by the Partnership. Both the General Partner and GECAS approved the sale terms of the Aircraft (as described below) as being in the best interest of the Partnership and its unitholders because both believe that this transaction will optimize the potential cash distributions to be paid to limited partners. To ensure that no better offer could be obtained, the terms of the transaction negotiated by GECAS included a "market-out" provision that permitted the Partnership to elect to accept an offer for all (but no less than all) of the assets to be sold by it to the Purchaser on terms which it deemed more favorable, with the ability of the Purchaser to match the offer or decline to match the offer and be entitled to be compensated in an amount equal to 1 1/2% of the Purchaser's proposed purchase price.

On April 7, 1997, the General Partner received and on May 14, 1997 elected to accept a competing offer (the "Competing Offer") from a third party to purchase the Partnership's two aircraft for $7,115,600 in cash, subject to a number of contingencies. On May 21, 1997, the Purchaser was notified of the Competing Offer, and the Purchaser subsequently matched the Competing Offer.

As a result of the sale of the Aircraft, the General Partner will be winding up the Partnership's operations and the Partnership may be in a position to dissolve before December 31, 1997.

The Terms of the Transaction

The total purchase price (the "Purchase Price") to the Purchaser is $7,115,600 all of which is allocable to the Aircraft. The Purchaser is not receiving any of the Partnership's cash reserves, estimated to be approximately $900,000 after the anticipated July cash distribution is made to limited partners. The Purchaser paid into an escrow account the Purchase Price of $7,115,600 in cash at the closing. As described below, this transaction will enable the Partnership to distribute to limited partners the cash payment received on the sale of the Aircraft and permit the Partnership to distribute to limited partners a substantial portion of cash reserves which have been held by the Partnership.

The Partnership intends to make this distribution as part of its July 1997 quarterly distribution to limited partners.

Polaris Aircraft Income Fund II, Polaris Aircraft Income Fund III, Polaris Aircraft Income Fund IV and Polaris Aircraft Income Fund V have also sold certain aircraft assets to separate special purpose companies under common management with the Purchaser.

The Purchaser purchased the Aircraft effective as of April 1, 1997 notwithstanding the actual closing dates. The utilization of an effective date facilitated the determination of rent and other allocations between the parties. The Purchaser has the right to receive all income and proceeds, including rents and receivables, from the Aircraft accruing from and after April 1, 1997 and will pay interest at the rate of 5.3% from April 1, 1997 on the purchase price amount to the date of payment.

Neither PIMC nor GECAS will receive a sales commission in connection with the transaction. Neither PIMC nor GECAS or any of its affiliates holds any interest in Triton Aviation or any of Triton Aviation's affiliates. John Flynn, the current President of Triton Aviation, was a Polaris executive until May 1996 and has over 15 years experience in the commercial aviation industry. At the time Mr. Flynn was employed at PIMC, he had no affiliation with Triton Aviation or its affiliates.


With respect to the 1 Aircraft that has not yet been transferred to the Purchaser as of June 6, 1997, the Partnership has agreed to obtain the Purchaser's consent before undertaking any significant action, such as making a material modification or waiving a default under a lease.

Anticipated July Cash Distribution

The Partnership anticipates making a cash distribution to the limited partners of approximately $8,764,023 ($126.25 per limited partnership unit) by July 30, 1997. Such distribution would be comprised of (i) the cash payment received from the sale of the Aircraft, less estimated transaction expenses (representing approximately $95.00 per limited partnership unit); and (ii) the portion of the Partnership's cash reserves which the General Partner determined was available for distribution (representing approximately $31.25 per limited partnership unit). The foregoing anticipated distribution is based on the assumptions that the closings for all the Aircraft being sold to the Purchaser occur prior to July 1, 1997, the Partnership timely receives all payments due from the Purchaser and the Partnership incurs estimated operating and administrative expenses (including expenses in connection with the transaction) of approximately $53,000 for the quarter ended June 30, 1997. The Partnership's estimated cash distributions to limited partners constitutes forward looking information based upon the above assumptions that may, for any number of reasons, not occur. Accordingly, there can be no assurance that the Partnership will make a cash distribution in the amount anticipated.

Estimated Cash Reserves

The Partnership estimates its cash reserves will be approximately $900,000 ($12.32 per limited partnership unit) after the cash distribution to limited partners anticipated to be made in July 1997. PIMC has determined that the Partnership maintain these cash reserves as a prudent measure to insure that the Partnership has available funds for other contingencies including expenses of the Partnership in connection with winding up its affairs.

Upon determination and payment of remaining operating and administrative expenses of the Partnership after June 30, 1997 and expenses associated with the winding up of the Partnership, which cannot be estimated at this time, a final distribution of the remaining cash reserves, if any, will be distributed to the partners. The General Partner anticipates that such payment of expenses and cash distributions to partners will be completed by December 31, 1997, although there can be no assurance that the Partnership will be able to wind up its operations by December 31, 1997.
                                        4

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      a)     Financial Statements.      None

      b)     Pro Forma Information.     None

      c)     Exhibits.

             2.1      Purchase, Assignment and Assumption Agreement
             2.2      Escrow Agreement

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                POLARIS AIRCRAFT INCOME FUND VI
                                (Registrant)
                                By:     Polaris Investment
                                        Management Corporation,
                                        General Partner




   June 6, 1997                          By:    /S/Marc A. Meiches
-----------------------------                   ------------------
                                                Marc A. Meiches
                                                Chief Financial Officer
                                                (principal financial officer and
                                                principal accounting officer of
                                                Polaris Investment Management
                                                Corporation, General Partner of
                                                the Registrant)


                                        6